Exhibit 99

News Release

Sprint Media Contact:	US Unwired Contact:

Nicholas Sweers, 913-794-3460	Ed Moise, 337-310-3500
Nicholas.Sweers@mail.sprint.com

Sprint Investor Contact:

Kurt Fawkes, 913-794-1140
Investorrelations.sprintcom@mail.sprint.com

Sprint to Acquire Wireless Affiliate US Unwired for $1.3B

•	More than 500,000 PCS wireless users to become direct subscribers of Sprint
•	Extends Sprint’s direct service territory to an additional 8 million people in nine states

OVERLAND PARK, Kan., and LAKE CHARLES, La. — July 11, 2005 — Sprint (NYSE: FON) and US Unwired, Inc. (NASDAQ: UNWR) today announced that their boards of directors have unanimously approved an agreement for Sprint to acquire US Unwired for approximately $1.3 billion.

Under the terms of the agreement, Sprint will commence a cash tender offer to acquire all of US Unwired’s outstanding common stock at a price of $6.25 per share. Following completion of the tender offer, any remaining shares of US Unwired will be acquired in a cash merger at the same price. Sprint also will acquire US Unwired’s net debt, which was approximately $266 million as of March 31, 2005, in connection with the transaction. Shareholders with approximately 27.3% of the outstanding common shares of US Unwired have agreed to tender their shares pursuant to the tender offer and to vote their shares in favor of the merger. The acquisition is subject to customary regulatory approvals and is expected to be completed in the third quarter of 2005.

As part of the agreement, Sprint and US Unwired will seek an immediate stay of litigation pending in U.S. District Court in Lake Charles, La., including US Unwired’s request for an injunction to block the merger of Sprint and Nextel Communications, with a final resolution to become effective upon the closing of the acquisition.

US Unwired, based in Lake Charles, La., provides Sprint PCS services in nine states, serving more than 500,000 direct wireless subscribers in 48 markets. It employs about 600 people and had 2004 revenues of $408 million.

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Sprint to Acquire Wireless Affiliate US Unwired for $1.3B

“This acquisition would bring an end to a long partnership with the management and shareholders of US Unwired,” said Gary Forsee, chairman and CEO, Sprint. “We appreciate their efforts over the years to grow the Sprint business in its assigned territories. While we decided to acquire a direct ownership interest in these assets, we continue to value our relationship with other affiliates providing Sprint services.”

Robert Piper, US Unwired’s president and CEO, said: “Since US Unwired’s inception, our employees have demonstrated their commitment to building substantial shareholder value. We began our Sprint relationship with a handful of customers and a service territory of 1.8 million residents. Through the effort of our personnel, our network now covers 8.1 million people and serves more than a half-million subscribers. We are pleased to have this opportunity to realize continued value for our shareholders.”

Notice to Investors

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offer for the outstanding shares of US Unwired common stock described in this announcement has not commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to a tender offer statement and a solicitation/recommendation statement filed with the Securities and Exchange Commission. The tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information and should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to all shareholders of US Unwired at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s web site (http://www.sec.gov).

Background on Sprint-Nextel merger

On Dec. 15, 2004, Sprint (NYSE: FON) and Nextel Communications, Inc. (NASDAQ: NXTL) entered into a merger agreement providing for a merger of equals, creating America’s premier communications company. The merger will combine a leading wireless carrier augmented by a global IP network that will offer consumer, business and government customers compelling new broadband wireless and integrated communications services. The new company also intends to spin off to its shareholders Sprint’s local telecommunications business following the merger. The proposed spin-off is expected to occur in 2006.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreements will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed transactions by various regulatory agencies, and any conditions imposed on the companies in

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Sprint to Acquire Wireless Affiliate US Unwired for $1.3B

connection with consummation of the transactions described herein; the number of shares tendered by shareholders of US Unwired, approval of the merger between Sprint and US Unwired by the shareholders of US Unwired; approval of the merger between Sprint and Nextel by the shareholders of Sprint and Nextel; the timing of the proposed spin-off of Sprint’s local telecommunications business following the merger; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in Sprint’s, US Unwired’s and Nextel’s respective reports filed with the SEC, including each company’s annual report on Form 10-K for the year ended December 31, 2004, as amended, and their respective quarterly reports on Form 10-Q for the quarterly period ended March 31, 2005. This document speaks only as of its date, and Sprint and US Unwired each disclaims any duty to update the information herein.

Additional Information and Where to Find It

Sprint Corporation has filed a Registration Statement on Form S-4 with the SEC (Reg. No. 333-123333) containing a definitive joint proxy statement/prospectus regarding the proposed combination of Sprint and Nextel. SHAREHOLDERS OF SPRINT AND SHAREHOLDERS OF NEXTEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMBINATION. The definitive joint proxy statement/prospectus has been mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders may obtain the documents free of charge at the SEC’s web site (http://www.sec.gov), from Sprint Investor Relations at Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, 800-259-3755, Option 1 or from Nextel Investor Relations at 2001 Edmund Halley Drive, Reston, Virginia 20191, 703-433-4300.

Participants in Solicitation

Sprint, Nextel and their respective directors and executive officers, other members of management and employees and the proposed directors and executive officers of Sprint Nextel, may be deemed to be participants in the solicitation of proxies in respect of the combination. Information concerning the proposed directors and executive officers of Sprint Nextel, Sprint’s and Nextel’s respective directors and executive officers and other participants in the proxy solicitation, including a description of their interests, is included in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

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Sprint to Acquire Wireless Affiliate US Unwired for $1.3B

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership in four PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired and Georgia PCS, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 48 markets, currently serving over 500,000 customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. For more information on US Unwired, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the Nasdaq exchange under the symbol “UNWR.”

Advisors

Sprint’s financial advisor for the transaction was Citigroup Global Markets Inc.; its principal legal advisor was King & Spalding, LLP. US Unwired’s financial advisor was Evercore Partners, LLP and its principal legal advisors were Cahill Gordon & Reindel LLP and Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.